Exhibit 31.3

CERTIFICATION

I, Jon Feltheimer certify that:

1. I have reviewed this Form 10-K/A of Lionsgate Studios Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jon Feltheimer
Jon Feltheimer
Chief Executive Officer

Date: July 29, 2025